UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2008

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See disclosure under Item 5.02 of this report, which is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2008, Mannatech, Incorporated (“Mannatech”) entered into an Amended and Restated Employment Agreement (the “Agreement”), effective in part on August 23, 2007, with Terry L. Persinger, which amends and restates in its entirety that certain Employment Agreement, effective as of November 1, 1999 and as amended to date, by and between Mannatech and Mr. Persinger. Under the terms of the Agreement, Mr. Persinger will serve as President and Chief Executive Officer of Mannatech from August 23, 2007 until June 16, 2008 (the “CEO Term”). Beginning on June 16, 2008, Mannatech will employ Terry L. Persinger as a non-executive employee for a three-year term terminating on June 16, 2011 (the “Subsequent Term”). During the Subsequent Term, Mr. Persinger shall report directly to Mannatech’s Board of Directors and shall perform such services, duties and responsibilities commensurate with his position as may from time to time be assigned to him by the Board of Directors.

Under the Agreement, Mr. Persinger will receive an annual base salary of $390,000 until June 30, 2008 and an annual base salary of $48,000 following June 30, 2008. During both the CEO Term and the Subsequent Term he is eligible to participate in benefits offered by Mannatech to other employees. Also, during the CEO Term, but not the Subsequent Term, the Agreement provides that Mr. Persinger will be eligible to participate in Mannatech’s executive bonus plan, pursuant to which he may receive an annual bonus of up to 70% of his base salary, on a prorated basis, for his services during the CEO Term, and 12.5% of his base salary, on a prorated basis, paid according to the Company’s long-term compensation plan. The Agreement also contains non-competition and non-solicitation provisions extending for a period of one year after Mr. Persinger ceases to be employed by Mannatech for any reason. The Agreement provides that during the Subsequent Term plus one year after Mr. Persinger ceases to be employed by Mannatech for any reason, Mr. Persinger may obtain other employment, serve on the board of directors of other organizations or provide consulting or advisory services to other businesses or organizations, but he cannot become employed by, sit on the board of directors of or provide consultant, advisory or similar services to a competitor of Mannatech. In addition, Mr. Persinger cannot sit on the Board of Directors of any supplier of Mannatech until one year after the expiration of the CEO Term.

The Agreement gives Mannatech the right to terminate Mr. Persinger’s employment for any reason, including by reason of death or disability, provided that in the event of any termination (a) Mannatech must continue to pay Mr. Persinger his base salary through June 16, 2011; (b) Mannatech must deliver to Mr. Persinger any stock options he would have earned as awarded by any resolution of the Board of Directors or the compensation respecting the calendar year in which such termination occurred, reduced ratably based upon the number of months Mr. Persinger is employed in such year prior to termination; and (c) Mannatech must pay Mr. Persinger the bonus he would have earned for the year in which such termination ensued, reduced ratably based upon the number of months Mr. Persinger is employed in such year prior to termination.

In accordance with the Agreement, on June 16, 2008 Mr. Persinger stepped down as Mannatech’s President and Chief Executive Officer and, as previously announced, Wayne Badovinus assumed the offices of President and Chief Executive Officer.

The above summary of the material terms of the Agreement is qualified by reference to the text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
10.1*	Amended and Restated Employment Agreement between Mannatech and Terry L. Persinger, executed on June 16, 2008, to be effective in part on August 23, 2007.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

/s/ Stephen D. Fenstermacher
	Name:	Stephen D. Fenstermacher
Dated: June 19, 2008	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1*	Amended and Restated Employment Agreement between Mannatech and Terry L. Persinger, executed on June 16, 2008, to be effective in part on August 23, 2007.

*	Filed herewith.